                                                                   EXHIBIT 15(b)


                               Arthur Andersen LLP
                                 Houston, Texas


May 14, 2001


Sysco Corporation:


We are aware that Sysco Corporation has incorporated by reference in its Registration Statements on Form S-3 (333-52897), Form S-4 (333-30050, 333-53510
and 333-50842) and Form S-8 (33-10906, 2-76096, 33-45804, 33-45820, 333-1259,
333-1255, 333-1257, 333-27405, 333-49840, 333-58276 and 333-66987) its Form
10-Q, as amended by Form 10-Q/A, for the quarter ended September 30, 2000, which includes our report dated November 10, 2000 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.


Very truly yours,



/s/  Arthur Andersen LLP